                                                                   Exhibit 21.1

                             LIST OF SUBSIDIARIES

                                                Jurisdiction of
                                                Organization or
           Subsidiary Name                       Incorporation
           ---------------                      ---------------
   Corvis Netherlands Holding B.V.                Netherlands
   Corvis France R&D S.A.S.                       France
   Corvis U.S. Holdings, Inc.                     Delaware
   Corvis U.S. Operations, Inc.                   Delaware
